Exhibit 21

Affiliates and Subsidiaries of Integrys Energy Group, Inc.
December 31, 2011

INTEGRYS ENERGY GROUP, INC. (1) (2)

Wisconsin Public Service Corporation (2)

WPS Leasing, Inc. (2)

Wisconsin Valley Improvement Company (27.1% ownership) (2)

Wisconsin River Power Company (50% ownership) (2)

WPS Investments, LLC (approximately 12.27% ownership) (2)

American Transmission Company LLC (approximately 34.07% ownership) (2)

ATC Management Inc. (32.16% ownership of Class A Shares) (2)

WPS Investments, LLC (approximately 85.12% ownership) (2)

American Transmission Company LLC (approximately 34.07% ownership) (2)

Michigan Gas Utilities Corporation (3)

Minnesota Energy Resources Corporation (3)

Integrys Business Support, LLC (3)

Peoples Energy, LLC (4)

The Peoples Gas Light and Coke Company (4)

Peoples Gas Neighborhood Development Corporation (4)

North Shore Gas Company (4)

Peoples Energy Ventures, LLC (3)

Peoples Energy Home Services, LLC (3)

Peoples Energy Neighborhood Development, LLC (3)

Peoples Technology, LLC (3)

Integrys Transportation Fuels, LLC (3)

Pinnacle CNG Company (5)

Pinnacle CNG Systems, LLC (5)

Trillium USA Company (3)

Trillium USA, LLC (3)

Integrys PTI CNG Fuels, LLC (50% ownership) (3)

Upper Peninsula Power Company (6)

WPS Investments, LLC (approximately 2.61% ownership) (2)

American Transmission Company LLC (approximately 34.07% ownership) (2)

ATC Management Inc. (1.91% ownership of Class A Shares) (2)

Integrys Energy Services, Inc. (2)

Integrys Energy Services — Natural Gas, LLC (3)

Integrys Energy Services — Electric, LLC (3)

Quest Energy, LLC (6)

Integrys Energy Services of Canada Corp. (formed under Canadian law)

Integrys Energy Services of New York, Inc. (7)

PERC Holdings, LLC (3)

Solar Hold 2008-1, LLC (1% ownership) (3)

Affiliates and Subsidiaries of Integrys Energy Group, Inc.
December 31, 2011

Integrys Energy Services, Inc. continued

WPS Power Development, LLC (2)

PDI Stoneman, Inc. (2)

Winnebago Energy Center LLC (3)

Wisconsin Woodgas LLC (2)

Wisconsin Energy Operations LLC (49% ownership) (2)

ECO Coal Pelletization #12 LLC (3)

Sunbury Holdings, LLC (3)

WPS Westwood Generation, LLC (3)

WPS Empire State, Inc. (7)

WPS Beaver Falls Generation, LLC (3)

WPS Syracuse Generation, LLC (3)

Combined Locks Energy Center, LLC (2)

Solar Hold 2008-1, LLC (99% ownership) (3)

Soltage-MAZ 700 Tinton Falls, LLC (99% ownership) (3)

Soltage-ADC 630 Jamesburg, LLC (99% ownership) (3)

Soltage-PLG 500 Millford, LLC (99% ownership) (3)

Integrys Solar, LLC (3)

INDU Solar Holdings, LLC (50% ownership) (3)

Solar Man, LLC (3)

Sun Devil Solar LLC (3)

Gilbert Solar Facility I, LLC (3)

Solar Star California II, LLC (3)

Solar Star New Jersey I, LLC (3)

Integrys NJ Solar, LLC (3)

Solar Star New Jersey VI, LLC (3)

Crimson Solar, LLC (3)

Camden Solar Center, LLC (8)

Hemlock Solar, LLC (3)

Solar Star TM2, LLC (3)

LGS Renewables I, LC (5)

WPS Visions, Inc. (2)

Penvest, Inc. (6)

(1)	Integrys Energy Group, Inc. is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise.
(2)	Formed under Wisconsin law.
(3)	Formed under Delaware law.
(4)	Formed under Illinois law.
(5)	Formed under Texas law.
(6)	Formed under Michigan law.
(7)	Formed under New York law.
(8)	Formed under New Jersey law.